Exhibit 99.1

Unaudited Pro Forma Combined Financial Statements

This unaudited pro forma combined financial information has been prepared to reflect (1) the contribution by Regency Energy Partners LP (“Regency”) of Regency Intrastate Gas Pipeline (“RIGS”) into RIGS Haynesville Partnership Co. (“HPC”), (2) the acquisition of a five percent general partner interest in HPC by Regency, (3) the acquisition of a 6.99 percent general partner interest in HPC by Regency, (4) the application of push-down accounting following the acquisition of the general partner of Regency, which constitutes 100 percent of the general partner interest in Regency by Energy Transfer Equity, L.P. (“ETE”), and (5) Regency’s acquisition of a 49.9 percent interest in Midcontinent Express Pipeline LLC (“MEP”) from ETE.

In March 2009, Regency entered into a joint venture among Regency Haynesville Intrastate Gas LLC, a wholly owned subsidiary of Regency, EFS Haynesville LLC, an affiliate of GE Capital Corporation (“EFS Haynesville”), and two infrastructure funds affiliated with Alinda Capital Partners LLC (the “Alinda Investors”).  Regency contributed RIGS to HPC in exchange for a 38 percent general partner interest in HPC.  EFS Haynesville and the Alinda Investors contributed $126,928,000 and $528,284,000 in cash, respectively, to HPC in return for a 12 percent and a 50 percent general partner interest, respectively.

In September 2009, Regency purchased 52,650 general partner units representing a five percent general partner interest in HPC from EFS Haynesville, an affiliate of Regency, for $63,000,000, increasing Regency’s ownership interest from 38 percent to 43 percent.

On April 30, 2010, Regency purchased 76,989 general partner units representing a 6.99 percent general partner interest in HPC from EFS Haynesville for $92,087,000, increasing Regency’s ownership interest from 43 percent to 49.99 percent.

On May 26, 2010, Regency GP Acquirer, L.P. (the “GP Seller”) completed the sale of all of the outstanding membership interests in Regency GP LLC (the “Managing General Partner”) and all of the outstanding limited partners’ interests in Regency GP LP, (the “General Partner”) pursuant to a Purchase Agreement (the “Purchase Agreement”) among GP Seller, ETE and ETE GP Acquirer LLC, an affiliate of ETE.  While none of Regency, its Managing General Partner or its General Partner was a party to the Purchase Agreement, Regency has been advised that GP Seller received preferred units in ETE with a value of approximately $304,950,000.

Prior to the closing of the transactions under the Purchase Agreement, GP Seller, an affiliate of GE Energy Financial Services Inc. (“GE EFS”), owned all the outstanding limited partners’ interests in the General Partner, which is the sole general partner of Regency, and all of the member interest in the Managing General Partner, which is the sole general partner of the General Partner, and controlled Regency.  As a result of the sale of its general partner, control of Regency was transferred from GE EFS to ETE.

Upon closing of the Purchase Agreement, Regency, Regency Midcontinent Express LLC (“Regency Midcon”), a wholly owned subsidiary of Regency, and ETE completed the Contribution Agreement, pursuant to which ETE contributed a 49.9 percent interest in MEP and an option to purchase an additional 0.1 percent interest in MEP to Regency in exchange for 26,266,791 common units of Regency.  The consideration payable under the Contribution Agreement is subject to a purchase price adjustment, payable in cash, based on changes in the working capital and long-term debt levels of MEP from those as of January 1, 2010 and any capital expenditures made by MEP after January 1, 2010, and ETE paid $12,848,000 in cash to Regency as an estimated purchase price adjustment.  The consideration is subject to further post-closing adjustment.

On May 26, 2010, Regency entered into the Services Agreement with ETE and ETE Services Company, LLC (“Services Co.”).  Under the Services Agreement, Services Co. will perform certain general and administrative services to be agreed upon by the parties.  Regency will pay Services Co.’s direct expenses for the provision of these services, plus an annual fee of $10,000,000, and Regency will receive the benefit of any cost savings recognized for these services.  The Services Agreement has a five-year term, subject to earlier termination rights in the event of a change of control of a party, the failure to achieve certain costs savings for the benefit of Regency or an event of default.

Regency applied the guidance of the Financial Accounting Standards Board Accounting Standards Codification Topic 805, “Business Combinations.” The pro forma adjustments, which were prepared applying the rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X, have been applied to the unaudited combined financial information presented in accordance with Rule 3-05 of Regulation S-X.

The pro forma combined balance sheet reflects the transactions described above and the pro forma adjustments as though the purchase of a 6.99 percent interest in HPC in April 2010, the application of push-down accounting as a result of change in control in May 2010, and the purchase of a 49.9 percent interest in MEP in May 2010 occurred on March 31, 2010, while the pro forma combined statements of operations reflect these transactions and the pro forma adjustments as though all of the transactions described above occurred as of January 1, 2009 for the year ended December 31, 2009, and the three-month interim period ended March 31, 2010.

The historical financial information included in the column entitled “Partnership” was derived from the audited financial statements included in Regency’s Form 10-K for the year ended December 31, 2009 or from the unaudited financial statements included in Regency’s Form 10-Q for the three months ended March 31, 2010.

The financial information included in the column entitled “RIGS” represents the unaudited operating results of RIGS for the period from January 1, 2009 through March 17, 2009.

The unaudited pro forma combined financial information is based on assumptions that Regency believes are reasonable under the circumstances and are intended for informational purposes only.  Actual results may differ from the estimates and assumptions used.  They are not necessarily indicative of the financial results that would have occurred if these transactions had taken place on the dates indicated, nor are they indicative of future consolidated results.

Regency Energy Partners LP
Unaudited Pro Forma Combined Balance Sheet
As of March 31, 2010
(in thousands)

	Partnership	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$4,086	$-		$4,086
Restricted cash	1,511	-		1,511
Trade accounts receivable, net of allowance	24,655	-		24,655
Accrued revenues	96,584	-		96,584
Related party receivables	3,416	-		3,416
Derivative assets	22,708	-		22,708
Other current assets	9,930	-		9,930
Total current assets	162,890	-		162,890

Property, Plant and Equipment:
Gathering and transmission systems	470,275	17,517	a	487,792
Compression equipment	835,037	(55,403)	a	779,634
Gas plants and buildings	159,795	(28,258)	a	131,537
Other property, plant and equipment	167,562	(67,295)	a	100,267
Construction-in-progress	104,071	-		104,071
Total property, plant and equipment	1,736,740	(133,439)		1,603,301
Less accumulated depreciation	(272,104)	272,104	a	-
Property, plant and equipment, net	1,464,636	138,665		1,603,301

Other Assets:
Investment in unconsolidated subsidiaries	477,717	75,114	b	1,321,289
		181,306	a
		600,000	c
		(12,848)	d
Long-term derivative assets	799	-		799
Other, net of accumulated amortization of debt issuance costs	35,294	-		35,294
Total other assets	513,810	843,572		1,357,382

Intangible Assets and Goodwill:
Intangible assets, net of accumulated amortization	194,097	474,843	a	668,940
Goodwill	228,114	476,149	a	704,263
Total intangible assets and goodwill	422,211	950,992		1,373,203

TOTAL ASSETS	$2,563,547	$1,933,229		$4,496,776

LIABILITIES & PARTNERS' CAPITAL AND NONCONTROLLING INTEREST
Current Liabilities:
Trade accounts payable	$36,161	$-		$36,161
Accrued cost of gas and liquids	73,233	-		73,233
Related party payables	927	-		927
Deferred revenues	10,795	-		10,795
Derivative liabilities	5,317	-		5,317
Escrow payable	1,511	-		1,511
Other current liabilities	24,499	-		24,499
Total current liabilities	152,443	-		152,443

Long-term derivative liabilities	48,843	-		48,843
Other long-term liabilities	14,546	-		14,546
Long-term debt, net	1,083,665	92,087	b	1,200,220
		37,316	a
		(12,848)	d
Commitments and contingencies

Series A convertible redeemable preferred units, redemption amount of $83,891	51,766	19,027	a	70,793

Partners' Capital and Noncontrolling Interest:
Common units	1,170,270	903,261	a	2,650,087
		576,556	c
General partner interest	18,337	(16,973)	b	328,394
		303,586	a
		23,444	c
Accumulated other comprehensive income	10,500	(10,500)	a	-
Noncontrolling interest	13,177	18,273	a	31,450
Total partners' capital and noncontrolling interest	1,212,284	1,797,647		3,009,931

TOTAL LIABILITIES AND PARTNERS' CAPITAL AND NONCONTROLLING INTEREST	$2,563,547	$1,933,229		$4,496,776

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2009
(in thousands except unit data and per unit data)

	Partnership	RIGS	Pro Forma Adjustments		Pro Forma Combined

REVENUES
Gas sales	$481,400	$(2,657)	$-		$478,743
NGL sales	262,652	(6)	-		262,646
Gathering, transportation and other fees, including related party amounts	273,770	(10,542)	1,274	e	264,502
Net realized and unrealized gain from derivatives	41,577	-	-		41,577
Other	30,098	(42)	-		30,056
Total revenues	1,089,497	(13,247)	1,274		1,077,524

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	699,563	(1,533)	-		698,030
Operation and maintenance	130,826	(2,112)	-		128,714
General and administrative	57,863	(20)	10,000	f	67,843
Gain on asset sales, net	(133,284)	-	-		(133,284)
Depreciation and amortization	109,893	(2,448)	18,972	g	126,417
Total operating costs and expenses	864,861	(6,113)	28,972		887,720

OPERATING INCOME	224,636	(7,134)	(27,698)		189,804

Income from unconsolidated subsidiaries	7,886	-	4,973	h	23,087
			14,596	i
			(4,368)	j
Interest expense, net	(77,996)	-	(2,810)	k	(81,931)
			(6,161)	l
			860	m
			4,176	n
Other income and deductions, net	(15,132)	-	-		(15,132)
INCOME BEFORE INCOME TAXES	139,394	(7,134)	(16,432)		115,828
Income tax benefit	(1,095)	-	-		(1,095)
NET INCOME	$140,489	$(7,134)	$(16,432)		$116,923
Net income attributable to noncontrolling interest	(91)	-	-		(91)
NET INCOME ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$140,398	$(7,134)	$(16,432)		$116,832

Amounts attributable to Series A convertible redeemable preferred units	3,995				3,995
General partner's interest, including IDR	5,252				5,585
Amount allocated to non-vested common units	965				340
Beneficial conversion feature for Class D common units	820				820
Limited partners' interest	$129,366				$106,092

Basic and Diluted earnings per unit:
Amount allocated to common and subordinated units	$129,366				$106,092
Weighted average number of common and subordinated units outstanding	80,582,705				106,849,496
Basic income per common and subordinated unit	$1.61				$0.99
Diluted income per common and subordinated unit	$1.60				$0.99
Distributions paid per unit	$1.78				$1.78

Amount allocated to Class D common units	$820				$820
Total number of Class D common units outstanding	7,276,506				7,276,506
Income per Class D common unit due to beneficial conversion feature	$0.11				$0.11
Distributions per unit	$-				$-

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP
Unaudited Pro Forma Combined Statement of Operations
For the Three Months Ended March 31, 2010
(in thousands except unit data and per unit data)

	Partnership	Pro Forma Adjustments		Pro Forma Combined

REVENUES
Gas sales	$142,893	$-		$142,893
NGL sales	97,329	-		97,329
Gathering, transportation and other fees, including related party amounts	70,328	-		70,328
Net realized and unrealized loss from derivatives	(939)	-		(939)
Other	8,141	-		8,141
Total revenues	317,752	-		317,752

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts	224,609	-		224,609
Operation and maintenance	32,411	-		32,411
General and administrative	15,403	2,500	f	17,903
Loss on asset sales, net	284	-		284
Depreciation and amortization	27,475	4,743	g	32,218
Total operating costs and expenses	300,182	7,243		307,425

OPERATING INCOME	17,570	(7,243)		10,327

Income from unconsolidated subsidiaries	7,913	1,288	h	13,563
		5,454	i
		(1,092)	j
Interest expense, net	(22,345)	(1,796)	l	(22,846)
		251	m
		1,044	n
Other income and deductions, net	(3,267)	-		(3,267)
LOSS BEFORE INCOME TAXES	(129)	(2,094)		(2,223)
Income tax expense	321	-		321
NET LOSS	$(450)	$(2,094)		$(2,544)
Net income attributable to noncontrolling interest	(162)	-		(162)
NET LOSS ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$(612)	$(2,094)		$(2,706)

Amounts attributable to Series A convertible redeemable preferred units	2,001			2,001
General partner's interest, including IDR	662			821
Amount allocated to non-vested common units	(79)			(84)
Limited partners' interest	$(3,196)			$(5,444)

Basic and Diluted loss per unit:
Amount allocated to common units	$(3,196)			$(5,444)
Weighted average number of common units outstanding	92,761,787			119,028,578
Basic loss per common unit	$(0.03)			$(0.05)
Diluted loss per common unit	$(0.03)			$(0.05)
Distributions paid per unit	$0.445			$0.445

See accompanying notes to unaudited pro forma combined financial information

Regency Energy Partners LP
Notes to Unaudited Pro Forma Combined Financial Information

The following notes discuss the columns presented and the entries made to the unaudited pro forma combined financial information.

Partnership
This column represents the historical unaudited consolidated balance sheet as of March 31, 2010 and related statements of operations of Regency for the year ended of December 31, 2009, and for the interim period of three months ended March 31, 2010.  The March 31, 2010 financial statements were derived from our unaudited financial statements as reported in our Quarterly Report on Form 10-Q for the three months ended March 31, 2010.  The statement of operations for the year ended December 31, 2009 was derived from our audited financial statements as reported in our Annual Report on Form 10-K for the year ended December 31, 2009.

RIGS
This column represents the unaudited historical income statements of RIGS.  Amounts shown as reductions in this column represent the disposition of this business.

Pro Forma Adjustments

a. Represents the application of push-down accounting following ETE’s acquisition in May 2010 of 100 percent of the general partner interest in Regency.  The total enterprise value of Regency as of March 31, 2010 was estimated at $3,757,181,000, which is calculated below:

	Amounts in thousands

Fair value of limited partners interest, dertermined based on the number of outstanding Partnership common units and the trading price on May 26, 2010	$2,073,531
Fair value of consideration issued for general partner interest	304,950	i
Noncontrolling interest	31,450	i
Series A convertible redeemable preferred units	70,793	i
Fair value of long-term debt	1,213,068	ii
Other long-term liabilities	63,389
Enterprise value	$3,757,181

i.	Fair values of these items as of May 26, 2010 were determined by management in consultation with a third party valuation expert.
ii.	Fair value of long-term debt is calculated as below:

Amounts in thousands

Outstanding borrowings under revolving credit facility at March 31, 2010	$488,650
Additional borrowing under revolving credit facility for the purchase of 6.99 percent interest in HPC as described in note (b) below	92,087
Fair value of senior notes due 2013 at March 31, 2010	367,331
Fair value of senior notes due 2016 at March 31, 2010	265,000
$1,213,068

Regency allocated the enterprise value among assets, liabilities and partners’ capital based upon each item’s fair value with any unallocated enterprise value being recorded to goodwill.  Management engaged a third party valuation expert to undertake a detailed valuation study.

The enterprise value was allocated as follows:

	Amounts in thousands

Working capital	$10,447	i
Gathering and transmission systems	487,792
Compression equipment	779,634
Gas plants and buildings	131,537
Other property, plant and equipment	100,267
Construction in progress	104,071
Other long-term assets	36,093	i
Investment in unconsolidated subsidiary	734,137	ii
Intangible assets, net	668,940
Goodwill	704,263
Total	$3,757,181

i.	Fair value of these items as of March 31, 2010 approximates their book value as reported in Regency’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010.
ii.	Includes an additional $75,114,000 as a result of the purchase of a 6.99 percent interest in HPC as disclosed in note (b) below.

b. Represents the purchase of a 6.99 percent general partner interest in HPC from EFS Haynesville for $92,087,000.  Because this transaction was between entities under common control, partners’ capital was reduced by a deemed distribution of the excess purchase price over EFS Haynesville’s carrying amount of the 6.99 percent interest of $75,114,000.

c. Represents the purchase of a 49.9 percent member interest in MEP from ETE.  Regency issued 26,266,791 common units, valued at $576,556,000 based on the closing trading price of Regency’s common units on March 31, 2010, to ETE as consideration.  Because this transaction was between entities under common control, the carrying amount of the general partner interest is increased by a deemed contribution of $23,444,000, which is the difference between $576,556,000 and ETE’s carrying amount of the 49.9 percent partnership interest of $600,000,000.

d. Represents the $12,848,000 purchase price adjustment ETE paid to Regency upon the closing of the MEP purchase.  Regency used the proceeds to pay down amounts outstanding under its revolving credit facility.

e. Represents Regency’s fee for operating HPC under a master services agreement between Regency and HPC for the period from January 1, 2009 to March 17, 2009.  Subsequent to March 17, 2009, this fee is reflected in Regency’s historical financial statements.

f. Represents Regency’s general and administrative services fee to ETE, under a service agreement between Regency and ETE, for the year ended December 31, 2009 and for the three months ended March 31, 2010.  This adjustment assumes no savings and no incremental fees for any period presented.

g. Represents the incremental depreciation and amortization expenses due to the increase in book value of Regency’s long-lived assets, as described in note (a) above, applying straight-line method over their respective useful lives.  For property, plant and equipment, the useful lives vary from 5 to 35 years.  For intangible assets, the useful lives vary from 20 to 30 years.

h. Represents the income from HPC for the year ended December 31, 2009 and for the three months ended March 31, 2010 as if Regency owned 49.99 percent partnership interest of HPC on January 1, 2009.

i. Represents the income from MEP for the year ended December 31, 2009 and for the three months ended March 31, 2010 as if the purchase of the 49.9 percent member interest in MEP as described in item (c) above occurred on January 1, 2009.

j. Represents the incremental amortization of investment in HPC due to the increase in book value, as described in note (a) above, for the year ended December 31, 2009 and for the three months ended March 31, 2010.  To the extent the increased value can be attributed to HPC’s underlying long-lived assets, it is amortized applying straight-line method over the useful lives of HPC’s respective long-lived assets, which vary from 15 to 30 years.  The amount that cannot be attributed to a specific asset or liability of HPC is assigned to goodwill in equity investment and will not amortize over future periods.

k. Represents the incremental interest expenses for the eight-month period ended August 31, 2009, related to the additional borrowing of $63,000,000 to fund the purchase of a five percent general partner interest in HPC.  The applicable interest rate used was 6.69 percent.

l. Represents the incremental interest expenses for the year ended December 31, 2009 and for the three months ended March 31, 2010 related to the additional borrowing of $92,087,000 to fund the purchase of a 6.99 percent general partner interest in HPC as described in note (b) above.  The applicable interest rate used for the year ended December 31, 2009, and for the three months ended March 31, 2010, was 6.69 percent, and 7.80 percent, respectively.

m. Represents the interest reduction from the repayment of $12,848,000, as described in note (d) above, for the year ended December 31, 2009 and for the three months ended March 31, 2010.  The applicable interest rate used for the year ended December 31, 2009, and for the three months ended March 31, 2010, was 6.69 percent, and 7.80 percent, respectively.

n. Represents the amortization of senior note premiums due to the increase in book value, as described in note (a) above, for the year ended December 31, 2009 and for the three months ended March 31, 2010.  The premiums are being amortized over the remaining terms of the respective senior notes.

o. As a result of the change in control of Regency in May 2010, a one-time charge of $9,893,000 related to the vesting of Regency’s outstanding restricted (non-vested) units and outstanding phantom units under its long-term incentive plan was recorded in the same month.  Due to its nonrecurring nature, this charge was not included in the pro forma adjustments described above for the year ended December 31, 2009 and for the three months interim period ended March 31, 2010.